UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2008

CRESCENT FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

1005 HIGH HOUSE ROAD, CARY, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2008, Crescent State Bank, Cary, North Carolina (the “Bank”), a wholly owned subsidiary of Crescent Financial Corporation, entered into a subordinated term loan agreement with United Community Bank, Blairsville, Georgia. The agreement provides for a $7.5 million unsecured term loan with a maturity of ten years, bearing interest at a rate of three-month LIBOR plus 4.0%. Interest is payable quarterly. The subordinated debt may be redeemed by the Bank at any time beginning on October 1, 2013. Partial prepayments of the loan must be in an amount not less than $500,000. The subordinated debt qualifies as Tier 2 capital for bank regulatory purposes.

Principal and accrued interest payments may be accelerated if there is an “event of default” under the loan agreement. Events of default include (1) the Bank’s continuing failure to make principal or interest payments under the loan agreement; (2) the Bank’s continuing failure to pay any indebtedness for borrowed money in excess of a “material amount;” (3) the Bank’s continuing failure to pay amounts due under a judgment or order for the payment of money in excess of a “material amount;” (4) the Bank’s consent to the appointment of a receiver, conservator, liquidator, trustee, or similar official; (5) entry of an order appointing a receiver, conservator, liquidator, trustee, or similar official by a governmental authority; (6) the Bank’s written admission of its inability to repay its debts as they become due; and (7) the Bank’s continuing failure to observe any covenant or agreement under the loan agreement. The occurrence of an event of default will also result in an increased interest rate.

Certain changes in law may also result in increased costs to the Bank.

The description of the loan agreement above is necessarily limited and qualified in its entirety by reference to the full terms and conditions of the loan agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 is incorporated by reference in this Item.

ITEM 8.01	OTHER EVENTS.

A copy of the press release regarding the closing of the subordinated term loan agreement is included as Exhibit 99.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Subordinated Term Loan Agreement dated September 26, 2008, by and between Crescent State Bank and United Community Bank

99.1	Press Release dated September 26, 2008, Regarding Subordinated Term Loan Agreement

The Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated: September 30, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Subordinated Term Loan Agreement dated September 26, 2008, by and between Crescent State Bank and United Community Bank

99.1	Press Release dated September 26, 2008, Regarding Subordinated Term Loan Agreement